Terms used in this free writing prospectus are described or defined in the product supplement, prospectus supplement and prospectus. The notes offered will have the terms described in the product supplement, prospectus supplement and the prospectus. The notes are not principal protected, and you may lose some or all of your principal.

The purchaser of a note will acquire a security linked to the performance of three reference assets as further described herein. Although the offering relates to the performance of three reference assets, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the reference assets or as to the suitability of an investment in the related notes. The following key terms relate to this notes offering:

•	Aggregate Principal Amount: [●]

•	Offering Period End Date: December 12, 2006 at 2:00 pm, New York City time

•	Initial Public Offering Price: 100 per cent

•	Initial Valuation Date: December 12, 2006

•	Issue Date: December 15, 2006

•	Final Valuation Date: June 12, 2007

•	Maturity Date: 3 business days after the final valuation date, which is expected to be June 15, 2007

•	Interest Rate (Per Annum): 19.10%

•	Interest Payment Dates: Each monthly anniversary of the issue date (or if that is not a business day, the following business day), commencing on January 15, 2007 and ending on the maturity date

•	Initial Price: With respect to each reference asset, the applicable market price on the initial valuation date

•	Barrier Price: With respect to each reference asset, the product of the applicable barrier level for a reference asset multiplied by the applicable initial price of such reference asset

•	Term of Notes: 6 months

•	Cusip: [●]

•	ISIN: [●]

•	Listing: The notes will not be listed on any U.S. securities exchange or quotation system

REFERENCE ASSET/ REFERENCE ISSUER (TICKER)	PAGE NUMBER	INITIAL PRICE	BARRIER LEVEL	BARRIER PRICE	PHYSICAL DELIVERY AMOUNT(1)
First BanCorp. (FBP)	FWP-6	TBD	80%	TBD	TBD
Popular, Inc. (BPOP)	FWP-7	TBD	80%	TBD	TBD
W Holding Company, Inc. (WHI)	FWP-8	TBD	80%	TBD	TBD

(1) Fractional shares to be paid in cash

See “Risk Factors” in this free writing prospectus beginning on page FWP-2, in the product supplement beginning on page PS-3 and in the prospectus supplement beginning on page S-3 for a description of risks relating to an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposit liabilities of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

AGENT’S DISCOUNT OR COMMISSION PER NOTE / TOTAL (1)	PROCEEDS TO US PER NOTE / TOTAL
TBD / TBD	TBD / TBD

(1) Agent’s discount may vary but will be no more than the amount listed in “Agent’s Discount or Commission per Note / Total,” above.

HSBC SECURITIES (USA) INC. December 5, 2006

GENERAL TERMS

This free writing prospectus relates to one note offering linked to the performance of three reference assets identified on the cover page. The purchaser of a note will acquire a security linked to the performance of three reference assets as further described herein. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although the note offering relates only to the reference assets identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to the reference assets or as to the suitability of an investment in the notes.

You should read this document together with the prospectus dated April 5, 2006, the prospectus supplement dated July 3, 2006 and the product supplement dated July 31, 2006. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-2 of this free writing prospectus, PS-3 of the product supplement and page S-3 of the prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

HSBC USA Inc. has filed a registration statement (including a prospectus, prospectus supplement and product supplement) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement and product supplement in that registration statement and other documents HSBC USA Inc. has filed with the SEC for more complete information about HSBC USA Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, HSBC USA Inc., the agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and product supplement if you request them by calling toll-free 1 888 800 4722.

You may also obtain:

•	the product supplement at www.sec.gov/Archives/edgar/data/83246/000110465906049988/a06-17097_1424b2.htm

•	the prospectus supplement at www.sec.gov/Archives/edgar/data/83246/000110465906045146/a06-14758_3424b2.htm

•	the prospectus at www.sec.gov/Archives/edgar/data/83246/000110465906022455/a05-22289_1s3asr.htm

RISK FACTORS

The following highlights some, but not all, of the risk considerations relevant to investing in a note. Investing in the notes is not equivalent to investing directly in the reference assets. We urge you to read the section “Risk Factors” beginning on page PS-3 of the product supplement and page S-3 of the prospectus supplement. As you review “Risk Factors” in the prospectus supplement, you should pay particular attention to the following sections:

•	“— Risks Relating to All Note Issuances;” and

•	“— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset”.

1.	The notes are not principal protected and you may lose some or all of your principal.

The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invested. You will lose some or all of your principal if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of any reference asset (which may or may not be the worst performing reference asset) on any day is below its respective barrier price and (b) the final price of the worst performing reference asset (as defined below) is lower than the initial price of such worst performing reference asset. A USD1,000 investment in the notes will pay USD1,000 at maturity if, and only if, either of the following is true: (a) between the initial valuation date and the final valuation date, inclusive, the market price of any reference asset falls below its respective barrier price on any day, but the final price of the worst performing reference asset is equal to or greater than the initial price of such worst performing reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of each reference asset never falls below its respective barrier price on any day. If you receive the physical delivery amount (as defined below) at maturity, the market value of the shares of the worst performing reference asset you receive will be less than the principal amount of your notes and may be zero. Accordingly, you may lose up to the entire principal amount of your notes.

We cannot predict the final price of any reference asset on the final valuation date.

You may lose some or all of your principal if you invest in the notes.

2.	You are exposed to the risks of each reference asset.

Your payment at maturity depends on the performance of each of the three reference assets. You should therefore be prepared to be equally exposed to the risks related to each of the reference assets. Poor performance by any one of the reference assets over the term of notes may negatively affect your payment at maturity and will not be offset or mitigated by positive performance by any of the other reference assets.

3.	You will not participate in any appreciation in the value of any reference asset.

You will not participate in any appreciation in the value of any reference asset. If the final price of the worst performing reference asset is greater than the initial price of such worst performing reference asset, the sum of any interest payments you receive during the term of the notes and the principal payment you receive at maturity will not reflect the performance of such worst performing reference asset or any appreciation in the values of the other reference assets. Under no circumstances, regardless of the extent to which the value of the worst performing reference asset appreciates, will your return exceed the interest rate (specified on the cover page). Therefore, you may earn significantly less by investing in the notes than you would have earned by investing directly in one or more of the reference assets.

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4.	Risks relating to the reference assets.

The notes are subject to the risks of any investment in common stocks, including the risk that the prices of the stocks may decline. Any of the following factors may have a negative effect on the value of any reference asset and thus adversely affect the trading value of the notes. The following is a list of some of the significant risks associated with a reference asset:

•

Historical performance of any reference asset does not indicate future performance of such reference asset. It is impossible to predict whether the value of any reference asset will rise or fall during the term of the notes; and

•

The trading price of any reference asset will be influenced by political, economic, financial, market and other factors. It is impossible to predict what effect these factors will have on the value of a reference asset.

5.	First BanCorp has received an extension for continued listing and trading on the New York Stock Exchange (“NYSE”).

According to publicly available information, First BanCorp has received an extension for continued listing and trading on the NYSE through April 3, 2007, subject to the NYSE’s ongoing monitoring of its 2005 10-K filing efforts. If First BanCorp does not complete and file its 2005 annual report on Form 10-K with the SEC by April 3, 2007, the NYSE may move forward with the initiation of suspension and delisting procedures. Such delisting would effect the value of the shares of First BanCorp and therefore, the value of the notes.

6.	Because the tax treatment of the notes is uncertain, the material U.S. federal income tax consequences of an investment in the notes are uncertain.

There is no direct legal authority as to the proper tax treatment of the notes, and therefore significant aspects of the tax treatment of the notes are uncertain, as to both the timing and character of any inclusion in income in respect of your note. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in a note. For a more complete discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under “Certain U.S. Federal Income Tax Considerations” beginning on page FWP-3 of this free writing prospectus and “Certain U.S. Federal Income Tax Considerations – Certain Equity-Linked Notes – Certain Notes Treated as a Put Option and a Deposit” in the prospectus supplement.

Please note that the prospectus, prospectus supplement, product supplement and this free writing prospectus do not describe all the risks of an investment in the notes. We urge you to consult your own financial and legal advisors as to the risks entailed by an investment in the notes.

SUMMARY

Principal Payment at Maturity

Your payment at maturity for each note you hold will depend on the performance of the reference assets between the initial valuation date and the final valuation date, inclusive. A USD1,000 investment in the notes will pay USD1,000 at maturity unless: (a) the final price of the worst performing reference asset is lower than the initial price of such worst performing reference asset and (b) between the initial valuation date and the final valuation date, inclusive, the market price of any reference asset on any day is below its respective barrier price. If the conditions described in (a) and (b) are both true, at maturity you will receive the physical delivery amount (with any fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price of the worst performing reference asset). Under some circumstances to be determined by and at the sole option of HSBC USA Inc., we may pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price of the worst performing reference asset. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount in the event the conditions described above occur.

On the final valuation date, subject to adjustment as described herein, the “worst performing reference asset” will be the reference asset with the lowest performance of the three reference assets as determined by the calculation agent by dividing the final price of each reference asset by its respective initial price, expressed as a percentage.

For any reference asset, if the final valuation date is not a scheduled trading day the final price of such reference asset will be determined on the following day that is a scheduled trading day.

As described in the product supplement, on any scheduled trading day on which the value of a reference asset must be calculated by the calculation agent, (i) if the relevant exchange is the NASDAQ Stock Market (“NASDAQ”), the market price of such reference asset will be the NASDAQ official closing price (NOCP) or (ii) if the NASDAQ is not the relevant exchange, the market price of such reference asset will be the official closing price of the relevant exchange, in each case as of the close of the regular trading session of such exchange and as reported in the official price determination mechanism for such exchange. If a reference asset is not listed or traded as described above for any reason other than a market disruption event, then the market price for such reference asset on any scheduled trading day will be the average, as determined by the calculation agent, of the bid prices for such reference asset obtained from as many dealers in such reference asset selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

In the event that the maturity date is postponed or extended as described under “Specific Terms of the Notes – Maturity Date” in the product supplement, the related payment of principal will be made on the postponed or extended maturity date.

Physical Delivery Amount

If the payment at maturity is in physical shares of the worst performing reference asset, you will receive a number of shares of the worst performing reference asset referred to as the “physical delivery amount” (with any fractional shares to be paid in cash in an amount equal to the number fractional shares multiplied by the final price of the worst performing reference asset). The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your notes by the initial price of the worst performing reference asset. The physical delivery amount, the initial price of any reference asset and other amounts may change due to corporate actions.

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Interest

The notes will pay interest at the interest rate specified on the front cover of this free writing prospectus, and interest payments will be made on the interest payment dates specified on the front cover of this free writing prospectus. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For more information, see “Description of the Notes – Fixed Rate Notes” in the prospectus supplement.

Market Disruption Event

To the extent a market disruption event exists on a day on which the final price of a reference asset is to be determined, the market price of such reference asset will be determined on the first following scheduled trading day on which a market disruption event does not exist with respect to such reference asset; provided that if a market disruption event exists with respect to such reference asset on five consecutive scheduled trading days, that fifth scheduled trading day shall be the final valuation date, and the calculation agent shall determine the final price of such reference asset on such date. If no market disruption event exists with respect to a reference asset on the final valuation date, the determination of the final price of such reference asset will be made on the final valuation date, irrespective of the existence of a market disruption event with respect to one or more of the other reference assets.

The calculation agent will notify the noteholders of the existence of a market disruption event with respect to a reference asset on any day that but for the occurrence or existence of a market disruption event would have been the final valuation date.

Merger Event and Tender Offer

If a merger event or tender offer occurs with respect to any reference asset and any distributions of property (other than the publicly quoted new shares that are traded or listed on the New York Stock Exchange, the American Stock Exchange, NASDAQ or their successors in interest) are made on the shares of such reference asset, in whole or in part, then the calculation agent shall accelerate the maturity date to the day which is five business days after the approval date. On the accelerated maturity date, we shall pay to each holder of a note the payment at maturity, provided that for the purposes of determining the worst performing reference asset and payment at maturity, the final price of that reference asset subject to a merger event or tender offer will be deemed to be the value of all consideration received (or that would be received) in respect of that event, and the final valuation date will be deemed to be the approval date and the relevant period with respect to any interest payment shall be deemed to end on and include the approval date. The calculation agent shall adjust the payment at maturity for the value of the imbedded options that would preserve for a holder of notes the economic equivalent of any remaining payment obligations with respect to the notes hereunder. In addition, on the accelerated maturity date, for the purposes of determining the worst performing reference asset and payment at maturity, the final prices for the other reference assets shall be the market prices of such reference assets on the accelerated final valuation date referred to above.

Share Delisting, Nationalization, Insolvency

If a nationalization, insolvency or share delisting occurs with respect to any reference asset, the calculation agent shall accelerate the maturity date to the day which is five business days after the announcement date. On the accelerated maturity date, the issuer shall pay to each noteholder the payment at maturity, provided that for the purposes of determining the worst performing reference asset and payment at maturity, the final price of each reference asset will be deemed to be the market price of such reference asset on the scheduled trading day immediately prior to the announcement date. In addition, the calculation agent shall adjust the payment at maturity for the value of the imbedded options that would preserve for a holder of notes the economic equivalent of any remaining payment obligations with respect to the notes hereunder.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the notes.

There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the notes. Under one approach, each note should be treated for federal income tax purposes as a put option written by you (the “Put Option”) that permits us to (1) sell the applicable reference asset to you at the maturity date for an amount equal to the Deposit (as defined below), or (2) “cash settle” the Put Option (i.e., require you to pay us at the maturity date the difference between the Deposit and the value of the applicable reference asset at such time), and a deposit with us of cash in an amount equal to the principal amount you invested (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the notes consistent with this approach. Pursuant to the terms of the notes, you agree to treat the notes as cash deposits and put options with respect to the applicable reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term obligations” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes–Short-Term Debt Instruments in the prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 19.10 per cent interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the notes, the timing and character of income on the notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

INFORMATION REGARDING REFERENCE ISSUERS AND REFERENCE ASSETS

All information on the reference assets and the reference issuers is derived from publicly available information. Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is

FWP-4

http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a reference asset can be located by reference to the SEC file number specified in the description of each reference asset below. We make no representation that these publicly available documents are accurate or complete. For more information, we urge you to read the section “Information Regarding the Reference Asset and the Reference Asset Issuer” in the product supplement.

Historical Performance of the Reference Assets

The description below of each reference asset includes a table that sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices, of the respective reference asset for each quarter in the period from January 1, 2002 through September 29, 2006 and for the period from October 2, 2006 through November 28, 2006. We obtained the data in these tables from Bloomberg Financial Service, without independent verification by us. Historical prices of each reference asset should not be taken as an indication of future performance of such reference asset.

HYPOTHETICAL EXAMPLES

The description below of each reference asset includes a table of hypothetical returns that is based on the assumptions outlined for such reference asset. Each table of hypothetical returns for each reference asset assumes such reference asset would be the worst performing reference asset on the final valuation date. Each table illustrates the hypothetical returns you would have earned from (i) a USD1,000 investment in the notes compared to (ii) a direct investment in such reference asset (prior to the deduction of any applicable brokerage fees or charges). The following is a general description of how the hypothetical returns in the table were determined:

•   If the final price of the worst performing reference asset is greater than or equal to the initial price of such worst performing reference asset, you would receive USD1,000 at maturity, regardless of whether the market price of any reference asset on any day was below the barrier price of such reference asset;

•   If the final price of the worst performing reference asset is lower than the initial price of such worst performing reference asset but the market price of each reference asset was not below its respective barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive USD1,000 at maturity; or

•   If the final price of the worst performing reference asset is lower than the initial price of such worst performing reference asset and the market price of any reference asset (which may or may not be the worst performing reference asset) was below its respective barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive the physical delivery amount (with any fractional shares to be paid in cash).

Each table of hypothetical returns is provided for illustration purposes only and is hypothetical. The tables do not purport to be representative of every possible scenario concerning increases or decreases in the price of a reference asset and the payment at maturity of the notes. We cannot predict the final price of any reference asset on the final valuation date. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. In addition, the examples assume that the reference assets have no dividend yield. You should not take these examples as an indication or assurance of the expected performance of the reference assets.

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FIRST BANCORP. (FBP)

Description of First BanCorp.

According to publicly available information, First BanCorp. is a publicly-owned, Puerto Rico-Chartered financial holding company that is subject to regulation, supervision and examination by the Federal Reserve Board. First BanCorp. operates two direct wholly-owned subsidiaries: FirstBank Puerto Rico and FirstBank Insurance Agency, Inc. FirstBank Puerto Rico is a Puerto Rico chartered commercial bank and FirstBank Insurance Agency, Inc. is a Puerto Rico chartered insurance agency. First BanCorp. is engaged in the banking business and provides a wide range of financial services for retail, commercial and institutional clients. First BanCorp. also operates Money Express, a small loan company, and First Leasing and Rental Corporation, a vehicle leasing and rental company.

On October 3, 2006, First BanCorp announced that it has received an extension for continued listing and trading on the New York Stock Exchange (NYSE) through April 3, 2007, subject to NYSE’s ongoing monitoring of First BanCorp’s 2005 10-K filing efforts. In addition, in the event that First BanCorp does not complete and file its 2005 Annual Report on Form 10-K with the Securities and Exchange Commission by April 3, 2007, the NYSE advised First BanCorp that it will move forward with the initiation of suspension and delisting procedures.

First BanCorp’s SEC file number is 001-14793.

Historical Performance of First BanCorp.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	9.92	9.13	9.63
June 28, 2002	12.83	9.47	12.57
September 30, 2002	14.00	10.87	12.71
December 31, 2002	13.19	10.91	11.30
March 31, 2003	14.13	11.35	13.49
June 30, 2003	15.90	13.50	13.73
September 30, 2003	16.03	13.60	15.38
December 31, 2003	20.75	15.45	19.78
March 31, 2004	21.66	19.50	20.80
June 30, 2004	21.42	17.42	20.38
September 30, 2004	24.98	19.62	24.15
December 31, 2004	32.75	23.60	31.76
March 31, 2005	32.62	20.62	21.13
June 30, 2005	21.42	16.27	20.08
September 30, 2005	27.81	16.34	16.92
December 30, 2005	16.01	10.37	12.41
March 31, 2006	13.30	11.82	12.36
June 30, 2006	12.46	8.87	9.30
September 29, 2006	11.42	8.59	11.06
October 2, 2006 through November 28, 2006	11.14	9.30	9.85

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “– Hypothetical Examples” above for more information.

Reference Asset:	First BanCorp.

Initial Price:	USD [●]

Barrier Price:	USD [●]

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	9.55%		100.00%
+	90%	9.55%		90.00%
+	80%	9.55%		80.00%
+	70%	9.55%		70.00%
+	60%	9.55%		60.00%
+	50%	9.55%		50.00%
+	40%	9.55%		40.00%
+	30%	9.55%		30.00%
+	20%	9.55%		20.00%
+	10%	9.55%		10.00%
	0%	9.55%		0.00%
		Barrier Price of Any Reference Asset Ever Breached?
		YES	NO
-	10%	-0.45%	9.55%	-10.00%
-	20%	-10.45%	9.55%	-20.00%
-	30%	-20.45%	N/A	-30.00%
-	40%	-30.45%	N/A	-40.00%
-	50%	-40.45%	N/A	-50.00%
-	60%	-50.45%	N/A	-60.00%
-	70%	-60.45%	N/A	-70.00%
-	80%	-70.45%	N/A	-80.00%
-	90%	-80.45%	N/A	-90.00%
-	100%	-90.45%	N/A	-100.00%

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POPULAR, INC. (BPOP)

Popular, Inc.

According to publicly available information, Popular, Inc. is a bank holding company that provides commercial banking services through branches in Puerto Rico, the British Virgin Islands, the Dominican Republic, and the United States mainland. Popular, Inc. also provides mortgage and consumer finance, lease financing, investment banking and broker/dealer activities, retail financial services, and automated tellers.

Popular, Inc.’s SEC file number is 000-13818.

Historical Performance of Popular, Inc.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	15.04	13.70	14.61
June 28, 2002	16.90	14.13	16.84
September 30, 2002	18.05	14.05	15.80
December 31, 2002	17.30	13.99	16.90
March 31, 2003	17.55	15.85	17.00
June 30, 2003	20.60	16.98	19.27
September 30, 2003	20.72	18.12	19.90
December 31, 2003	23.95	19.63	22.43
March 31, 2004	24.10	21.37	21.55
June 30, 2004	22.05	19.95	21.39
September 30, 2004	26.39	21.25	26.30
December 31, 2004	29.00	24.18	28.83
March 31, 2005	28.67	23.53	24.32
June 30, 2005	25.74	22.52	25.19
September 30, 2005	27.74	24.15	24.22
December 30, 2005	24.40	19.78	21.15
March 31, 2006	21.61	19.44	20.76
June 30, 2006	22.00	18.40	19.20
September 29, 2006	20.19	16.97	19.44
October 2, 2006 through November 28, 2006	19.75	17.50	17.59

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “– Hypothetical Examples” above for more information.

Reference Asset:	Popular, Inc.

Initial Price:	USD [●]

Barrier Price:	USD [●]

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	9.55%		100.00%
+	90%	9.55%		90.00%
+	80%	9.55%		80.00%
+	70%	9.55%		70.00%
+	60%	9.55%		60.00%
+	50%	9.55%		50.00%
+	40%	9.55%		40.00%
+	30%	9.55%		30.00%
+	20%	9.55%		20.00%
+	10%	9.55%		10.00%
	0%	9.55%		0.00%
		Barrier Price of Any Reference Asset Ever Breached?
		YES	NO
-	10%	-0.45%	9.55%	-10.00%
-	20%	-10.45%	9.55%	-20.00%
-	30%	-20.45%	N/A	-30.00%
-	40%	-30.45%	N/A	-40.00%
-	50%	-40.45%	N/A	-50.00%
-	60%	-50.45%	N/A	-60.00%
-	70%	-60.45%	N/A	-70.00%
-	80%	-70.45%	N/A	-80.00%
-	90%	-80.45%	N/A	-90.00%
-	100%	-90.45%	N/A	-100.00%

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W HOLDING COMPANY, INC. (WHI)

Description of W Holding Company, Inc.

According to publicly available information, W Holding Company, Inc. (“W Holding”) operates as the holding company for Westernbank Puerto Rico, Inc., a commercial bank, that offers a range of business and consumer financial services in Puerto Rico, the United States. W Holding offers banking, trust, and brokerage services. W Holding offers time, savings, interest bearing demand, and non-interest bearing demand deposits. W Holding provides a range of consumer and industrial loans that include personal, collateralized personal loans, credit cards, and small loans; commercial loans, such as commercial real estate, and unsecured commercial and construction loans; and fixed-rate residential second mortgage consumer loans. W Holding also provides an array of trust services, and treasury and investment services. In addition, W Holding, through another subsidiary, Westernbank Insurance Corp., operates as a general insurance agent placing property, casualty, life, and disability insurance. W Holding was founded in 1958 and is based in Mayaguez, Puerto Rico.

W Holding Company Inc.’s SEC file number is 000-27377.

Historical Performance of W Holding Company, Inc.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 29, 2002	5.13	4.30	5.03
June 28, 2002	6.89	4.93	6.89
September 30, 2002	8.46	5.81	6.96
December 31, 2002	7.90	6.41	7.01
March 31, 2003	7.92	6.70	7.84
June 30, 2003	9.04	5.97	7.23
September 30, 2003	8.38	6.96	7.65
December 31, 2003	12.61	7.58	12.16
March 31, 2004	13.89	11.74	12.22
June 30, 2004	12.52	10.09	11.22
September 30, 2004	12.53	10.47	12.42
December 31, 2004	15.43	11.60	15.29
March 31, 2005	15.40	9.77	10.07
June 30, 2005	10.61	7.96	10.22
September 30, 2005	11.69	9.05	9.56
December 30, 2005	9.63	7.31	8.23
March 31, 2006	9.12	7.18	7.87
June 30, 2006	8.00	6.07	6.65
September 29, 2006	6.82	5.00	5.91
October 2, 2006 through November 28, 2006	6.61	5.50	6.20

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “– Hypothetical Examples” above for more information.

Reference Asset:	W Holding

Initial Price:	USD [●]

Barrier Price:	USD [●]

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	9.55%		100.00%
+	90%	9.55%		90.00%
+	80%	9.55%		80.00%
+	70%	9.55%		70.00%
+	60%	9.55%		60.00%
+	50%	9.55%		50.00%
+	40%	9.55%		40.00%
+	30%	9.55%		30.00%
+	20%	9.55%		20.00%
+	10%	9.55%		10.00%
	0%	9.55%		0.00%
		Barrier Price of Any Reference Asset Ever Breached?
		YES	NO
-	10%	-0.45%	9.55%	-10.00%
-	20%	-10.45%	9.55%	-20.00%
-	30%	-20.45%	N/A	-30.00%
-	40%	-30.45%	N/A	-40.00%
-	50%	-40.45%	N/A	-50.00%
-	60%	-50.45%	N/A	-60.00%
-	70%	-60.45%	N/A	-70.00%
-	80%	-70.45%	N/A	-80.00%
-	90%	-80.45%	N/A	-90.00%
-	100%	-90.45%	N/A	-100.00%

FWP-8